U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: October 2005

                             Cirilium Holdings Inc.
               (Exact name of issuer as specified in its charter)

         Delaware                     000-18184               52-1507455
(State or Other Jurisdiction of     (Commission File         (IRS Employer
Incorporation or Organization)         Number)              Identification No.)

           625 N. Flagler Drive, Suite 509, West Palm Beach, FL 33401
              (Address and Zip Code of Principal Executive Offices)

                                 (561) 491-0935
                         (Registrant's Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement

      Effective October 4, 2005, we entered into an Executive Employment Agreement with Matthew J. Cohen, whereby Mr. Cohen will serve as our Chief Executive Officer and Chairman of the Board of Directors for a term of three years. For such services, Mr. Cohen will receive an annual salary of $120,000 and options to purchase an aggregate of 1,550,000 shares of our common stock an exercise price of $0.10 cents per share, vesting equally over a three-year period commencing on the first anniversary date of the agreement.

Item 1.02 Termination of a Material Definitive Agreement

      Effective October 7, 2005, the consulting agreement dated May 3, 2004 that we had with Timothy M. Simpson was mutually terminated. That termination was effectuated pursuant to a termination and release agreement pursuant to which Mr. Simpson voluntarily resigned as our President and Chief Operating Officer. In consideration for the termination of that consulting agreement, we agreed to:
(i) accelerate the vesting of the stock options previously granted to Mr. Simpson, such that all of the options became fully vested and immediately exercisable on October 4, 2005; (ii) issue Mr. Simpson 1,000,000 shares of our unregistered, restricted common stock; and (iii) enter into a new consulting agreement commencing October 4, 2005 for a term of two months.

      Pursuant to that new consulting agreement, Mr. Simpson will serve as a consultant to assist us in satisfying our reporting and filing obligations. Under that new consulting agreement, Mr. Simpson will receive cash compensation of $10,000 per month and 350,000 shares of the Company's unregistered, restricted common stock.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

      Effective October 4, 2005, Timothy Simpson resigned his position as our President and Chief Operating Officer and all official positions he held with our subsidiaries.

      Effective October 7, 2005, our Board of Directors appointed Matthew J. Cohen to serve as our Chief Executive Officer and as Chairman of our Board of Directors. Concurrently, we entered into an Executive Employment Agreement with Mr. Cohen, which is described in greater detail above. In connection with Mr. Cohen's appointment, Gerald C. Parker and Robert W. Pearce resigned as member of our Board. Mr. Pearce also resigned from his position as our Acting Secretary/Treasurer.

      Mr. Cohen, age 47, was the Chief Financial Officer of Sea Aerosupport, Inc. since May 2004. Between Sept 1999 and June 2003, Mr. Cohen was the Chief Financial Officer of Interactive Technologies.com, Ltd. Mr. Cohen specializes in the development of financial and operational infrastructures, and the implementation of corporate recoveries. Some of his responsibilities include the implementation and interfacing of information systems indigenous to the aviation business. He also manages all treasury functions, human resource management, payroll and management reporting at Sea Aerosupport.


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

      Mr. Cohen is currently a director of three other publicly traded companies
- Genio Group, Inc., Legal Club of America, Inc., and Interactive
Technologies.com, Ltd.. We have not engaged in and related party transactions with Mr. Cohen during the past year. There are no family relationships between or among our executive officers and directors and Mr. Cohen.

Item 8.01 Other Events.

      On October 7, 2005, we issued a press release announcing changes made to our management and Board. The press release also announced that, on October 7, 2005, we entered into an agreement to acquire all of the outstanding shares of Orangebox Entertainment, Inc., a Burbank, CA. production and post-production services company.

Item 9.01 Financial Statements and Exhibits

      The following financial statements, pro forma financial information and exhibits have been filed as part of this Report:

      (a)   Financial Statements -- none

      (b)   Pro forma financial information -- none

      (c)   Exhibits

     Number       Description
     ------       -----------

      10.32 Termination and Release Agreement between Cirilium Holdings, Inc. and Timothy M. Simpson, dated October 4, 2005.

      10.33 Consulting Agreement between Cirilium Holdings, Inc. and Timothy M. Simpson, dated October 4, 2005.

      10.34 Executive Employment Agreement between Cirilium Holdings, Inc. and Matthew J. Cohen, dated October 4, 2005.

      99.1        Press Release dated October 7, 2005.


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

                                    Signature

      In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                       Cirilium Holdings, Inc.

Dated: October 11, 2005                By: /s/ Matthew J. Cohen
                                           -------------------------------------
                                           Matthew J. Cohen,
                                           Chief Executive Officer


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

                                  Exhibit Index

      10.32 Termination and Release Agreement between Cirilium Holdings, Inc. and Timothy M. Simpson, dated October 4, 2005.

      10.33 Consulting Agreement between Cirilium Holdings, Inc. and Timothy M. Simpson, dated October 4, 2005.

      10.34 Executive Employment Agreement between Cirilium Holdings, Inc. and Matthew J. Cohen, dated October 4, 2005.

      99.1        Press Release dated October 7, 2005.

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